SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-A

                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                           The Securities Act of 1934


                                SSI CAPITAL CORP.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

          New York                                         14-1623047
   ----------------------                               -----------------
  (State of incorporation                               (I.R.S. Employer
      or organization)                                  Identification No.)

2901 South Tejon Street, Englewood, Colorado                  80110
--------------------------------------------               ---------
 (Address of principal executive offices)                  (Zip Code)


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instructions A.(c)(1), please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                   Name of each exchange on which
         to be so registered                   each class is to be registered

-------------------------------------       ------------------------------------

-------------------------------------       ------------------------------------

-------------------------------------       ------------------------------------

Securities to be registered pursuant to Section 12(g) of the Act:

                         Common Stock, $0.001 per share
--------------------------------------------------------------------------------
                                (Title of class)


--------------------------------------------------------------------------------
                                (Title of class)

564900DK.8A
June 25, 1997

     SSI Capital Corp. (the "Company") hereby amends Item No. 1 of its Registration Statement under the Securities Exchange Act of 1934, as originally dated September 24, 1984, and filed October 15, 1984, and as previously amended by amendment dated October 25, 1984 and filed on October 31, 1984, to reflect an increase in its authorized number of Common Shares and a change in the par value to its authorized Common Shares.

ITEM NO. 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.
            --------------------------------------------------------

     The Company's authorized capital stock consists of 100,000,000 shares of common stock, each having a par value of $0.001 (the "Common Shares") and 1,000,000 shares of preferred stock, each having a par value of $0.01 (the "Preferred Shares").

     The Common Shares of the Company have been registered under the Securities Exchange Act of 1934, as amended, since 1984. The Company subsequently filed bankruptcy, and in connection with approval of the Company's confirmed plan, the Company was authorized to and did amend its Certificate of Incorporation with respect to the description of the Company's Common Shares and Preferred Shares. A Restated Certificate of Incorporation was filed by the Company in 1994, which reflected the changes made to the single class of Common Shares and single class of Preferred Shares.

     Stockholders are entitled to one vote for each Common Share on matters to be voted on by the stockholders of the Company. Stockholders of the Common Shares do not have cumulative voting rights. Accordingly, directors are elected by a majority of the shares present (or represented by proxy) at an annual or special meeting called for the election of directors, so long as there is a quorum of at least a majority of the outstanding shares present at the meeting. Holders of the Common Shares do not have any preemptive or other preferential right to purchase or subscribe for any shares or securities of the Company of any kind or class whatsoever which at any time may be issued or sold or offered for sale by the Company.

     Except for and subject to rights expressly granted to holders of Preferred Shares, or except as may be provided by the New York Business Corporation Law, the holders of the Common Shares have exclusively the right to receive dividends, when, as and if declared by the Board of Directors of the Company, and in the event of any distribution of assets upon liquidation, dissolution or winding up of the Company or otherwise the right to receive ratably and equally all the assets and funds of the Company remaining after payment to the holders of the Preferred Shares of the specific amounts which they may be entitled to receive. All of the issued and outstanding Common Shares are duly authorized, validly issued, fully paid and non-assessable.

     Preferred Shares.
     -----------------

     The Company's Board of Directors may without future action by the Company's stockholders, from time to time, direct the issuance of Preferred Shares in series and may, at the time of issuance, determine the rights, preferences and limitations of each series. The holders of Preferred Shares would normally be entitled to receive a preferential payment in the event of any liquidation, dissolution or winding up of the Company before any payment is made to the holders of the Common Shares. In addition, the Board of Directors is authorized

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



to determine the voting rights applicable to Preferred Shares, provided that the shares of any series of Preferred Shares having voting power shall not have more than one vote per share. As of the date of this statement, there are no Preferred Shares designated or outstanding.

     The ability of the Company's Board of Directors to issue Preferred Shares without stockholder approval could be exercised to render more difficult the accomplishment of mergers or other takeover or change in control attempts. To the extent that this power of the Board of Directors has this effect, removal of the Company's incumbent Board of Directors and management may be rendered more difficult. Further, this may have an adverse impact on the ability of stockholders of the Company to participate in a tender or exchange offer for the Common Shares, and in so doing diminish the value of the Common Shares.

ITEM NO. 2. EXHIBITS.
            ---------

     The following exhibits are filed as part of this registration statement:

     1.   The Company's  Restated  Certificate  of  Incorporation  dated June 7,
          1994.

     2.   The  Company's   Certificate  of  Amendment  of  the   Certificate  of
          Incorporation, dated June 7, 1994.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this post-effective amendment to its registration statement to be signed on its behalf by the undersigned hereunto duly authorized.



                                     SSI CAPITAL CORP., a New York corporation


                                     By:     /s/ Gary H. Schlatter
                                             -----------------------------------
                                             Gary H. Schlatter, President

June 26, 1997
-------------
Date


                                       -3-
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

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                                       of

                          SARATOGA STANDARDBREDS, INC.

                Under Section 807 of the Business Corporation Law


     The   undersigned,   being  the   president   and   secretary  of  Saratoga
Standardbreds, Inc., do hereby certify:

     1. The name of the corporation is Saratoga Standardbreds, Inc.

     2. The Certificate of Incorporation of the Corporation was filed in the office of the Department of State of the State of New York on January 30, 1981. A Certificate of Amendment to the Certificate of Incorporation was filed in the office of the Department of State of the State of New York on July 13, 1981. A Restated Certificate of Incorporation was filed in the office of the Department of State of the State of New York on March 3, 1982. A Certificate of Amendment to the Certificate of Incorporation was filed in the office of the Department of State of the State of New York on September 4, 1986. A Certificate of Amendment to the Certificate of Incorporation was filed in the office of the Department of State of the State of New York on October 3, 1991.


     3. The text of the Certificate of Incorporation is being restated to incorporate the following amendments: (a) to change the name of the corporation to SSI Capital Corp.

          (b)  to change the address of the principal office of the corporation.

          (c) to change the post office address to which process served upon the Secretary of State is to be mailed.

          (d) to elect to be subject to the provisions of Section 219 of the New York Business Corporation Law.

                                    EXHIBIT 1

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




          (e) to adopt provisions for the limitation of directors' liability and relating to the indemnification of directors.

     4. The text of the certificate of incorporation, as amended or changed is hereby restated as follows:

                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                SSI CAPITAL CORP.

     FIRST:   The  name  of  the   Corporation   is  SSI  Capital   Corp.   (the
"Corporation").

     SECOND: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law of the State of New York; provided, however, the Corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department board, agency, or other body without such consent or approval first being obtained.

     THIRD: The address, including street, number, city and county, of the registered office of the Corporation in the State of New York is Suite 300, 330 Vanderbilt Motor Parkway, Hauppauge, New York 11788 in the County of Nassau

     FOURTH: The aggregate number of shares which this corporation shall have authority to issue is One Hundred One Million (101,000,000) Shares, One Million (1,000,000) of which shall be Preferred Shares, each having a par value of $.01, and One Hundred Million (100,000,000) of which shall be Common Shares, each having a par value of $.001. The Preferred Shares are senior to the Common Shares and the Common Shares are subject to the rights and preferences of the Preferred Shares as hereinafter set forth. The Preferred Shares may be issued from time to time in one or more series in any manner permitted by law, as determined from time to time by the Board of Directors pursuant to authority hereby vested in it. Each series shall be appropriately designated, prior to the issuance of any shares thereof, by some distinguishing letter, number or title. All shares of each series of Preferred Shares shall be alike in every particular, shall be of equal rank and have the same powers, preferences and rights, and shall be subject to the same qualifications, limitations and restrictions, except only in regard to the following particulars, which may be different in each series:

     (a) the annual rate or rates of dividends payable thereon, if any, the dates from which such dividends shall commence to accrue, and whether such dividends shall be cumulative;

     (b) the amount or amounts payable upon redemption thereof and the manner in which the same may be redeemed;

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




     (c) the amount or amounts payable to holders thereof upon any voluntary or involuntary liquidation, dissolution, or winding up of the corporation;

     (d) the provisions of the sinking fund, if any, with respect thereto;

     (e) the terms and rates of conversion or exchange thereof, if convertible or exchangeable; and

     (f) the provisions as to voting rights, if any, provided that the shares of any series of Preferred Shares having voting power shall not have more than one vote per share.

     Authority is hereby vested in the Board of Directors of the Corporation to provide for the issuance of Preferred Shares in one or more classes or series and in connection therewith to fix by resolution providing for the issue of such classes or series, the number of shares to be included and such of the preferences and relative participating, optional or other special rights and limitations of such classes or series, including, without limitation, rights of redemption or conversion into Common Shares, to the fullest extent now or hereafter permitted by the New York Business Corporation Law.

     The Board of Directors may from time to time increase the number of shares of any series of Preferred Shares already created by providing that any unissued Preferred Shares shall constitute part of such series, or may decrease (but not below the number of shares thereof then outstanding) the number of shares of any series of Preferred Shares already created by providing that any unissued shares previously assigned to such series shall no longer constitute part thereof. The Board of Directors is hereby empowered to classify or reclassify any unissued Preferred Shares by fixing or altering the terms thereof in respect of the above mentioned particulars and by assigning the same to an existing or newly created series from time to time before the issuance of such shares.

     Except for and subject to those rights expressly granted to the holders of the Preferred Shares, or except as may be provided by the New York Business Corporation Law, the holders of Common Shares shall have exclusively all other rights of shareholders including, but not by way of limitation, (i) the right to receive dividends, when, as and if declared by the Board of Directors out of assets lawfully available therefor, and (ii) in the event of any distribution of assets upon liquidation, dissolution or winding up of the Corporation or otherwise the right to receive ratably and equally all the assets and funds of the Corporation remaining after payment to the holders of the Preferred Shares of the Corporation of the specific amounts which they are entitled to receive upon such liquidation, dissolution or winding up of the Corporation as herein provided. Each Common Share issued and outstanding shall be identical in all respects one with the other, and no dividends shall be paid on any Common Shares unless the same dividend is paid on all Common Shares outstanding at the time of such payment.

     Each holder of Common Shares shall be entitled to one vote for each Common Share held by him, and voting power with respect to all classes of securities of the Corporation shall be vested solely in the Common Shares, other than as specifically provided in the Corporation's Certificate of Incorporation, as it may be amended, with respect to the Preferred Shares.


                                       -6-
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



     FIFTH: The Secretary of State is designated as the agent of the Corporation upon whom process against the corporation may be served. The post office address to which the Secretary of State shall mail a copy of any process against the Corporation served upon him is Edmond O'Donnell, Suite 300, 330 Vanderbilt Motor Parkway, Hauppauge, New York 11788.

     SIXTH: No holder of any shares of the Corporation of any class shall, by virtue of being such, have any pre-emptive or other preferential right to purchase or subscribe for any shares or other securities of the Corporation of any kind or class whatsoever (whether or not convertible into, or exchangeable for, or carrying options, warrants or other rights to purchase or subscribe for, any shares of the Corporation of any class) which at any time may be issued or sold or offered for sale by the Corporation or with respect to which there may be granted or sold or offered for sale by the Corporation options, warrants or other rights to purchase or subscribe for any shares or any securities of the Corporation of any kind or class whatsoever. The term "shares" and "securities" as used in this Article "SIXTH" shall include all shares and all securities, respectively, of the Corporation whether the same shall hereby be, or shall hereafter become, authorized.

     SEVENTH: The Corporation expressly elects to be subject to the provisions of Section 219 of the New York Business Corporation Law.

     EIGHTH: Notwithstanding the provisions of Section 615 of the Business Corporation Law, wherever shareholders are required or permitted to take action by vote such action may be taken without a meeting on written consent, setting forth the action to be taken, signed by the holders of the number of shares which would have been required to vote in favor of the action to be taken had the action been approved at a meeting of shareholders.

     NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon shareholders herein are granted subject to this reservation.

     TENTH: No director of the Corporation shall be liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) imposed under the New York Business Corporation Law , or (iv) for any transaction from which the director derived an improper personal benefit.

     ELEVENTH: Except as may otherwise be specifically provided in this Certificate of Incorporation, no provision of this certificate of incorporation is intended by the Corporation to be construed as limiting, prohibiting, denying or abrogating any of the general or specific powers or rights conferred upon the Corporation under the Business Corporation Law, upon its shareholders, bondholders and security holders, and upon its directors, officers and other corporate personnel, including, in particular, the power of the Corporation to furnish indemnification to directors and officers in the capacities defined and prescribed by the Business Corporation Law and the defined and prescribed rights of said persons to indemnification as the same are conferred under the Business Corporation Law; provided, however, that the indemnification provisions contained in the Business Corporation Law shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law,


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June 25, 1997
agreement, resolution of shareholders or disinterested directors, or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee or agent, both as to action in his official capacity and as to action in another capacity while holding such office, and shall inure to the benefit of the heirs, executors and administrators of such person.

     TWELFTH: (a) The Corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was not unlawful.

     (b) The Corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent or another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for acts or omissions which were in bad faith or involved intentional misconduct in the performance of his duty to the Corporation unless, and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     (c) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under paragraphs (a) and (b) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard


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



of conduct set forth in paragraphs (a) and (b). Such determination shall be made
(1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders.

     (e) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article.

     (f) The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the New York Business Corporation Law or any By-Law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (g) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

     THIRTEENTH: From time to time any of the provisions of this Certification of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of New York at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the shareholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article.

     5. This Amended and Restated Certificate of Incorporation of Saratoga Standardbreds, Inc. was first authorized by the Board of Directors of the Corporation on January 17, 1994 and followed by the affirmative vote of a majority of the shareholders of the Corporation at a Special Meeting of Shareholders called for that purpose and held on the 11th day of April, 1994.

     IN WITNESS WHEREOF, the undersigned have executed and signed this Amended and Restated Certificate of Incorporation this 7th of June, 1994.


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



                                              /s/ Edmond O'Donnell
                                             -----------------------------------
                                             Edmond O'Donnell, President


                                              /s/ Lawrence Kaplan
                                             -----------------------------------
                                             Lawrence Kaplan, Secretary

STATE OF NEW YORK )
                  ) SS.
COUNTY OF SUFFOLK )

     Edmond O'Donnell, being first duly sworn, deposes and says that he is the president of Saratoga Standardbreds, Inc., that he has read the foregoing Certificate of Amendment and knows the contents thereof and that the statements contained therein are true.


                                                   /s/ Edmond O'Donnell
                                                   -----------------------------
                                                   Edmond O'Donnell

Sworn to before me this 7th day of June, 1994.


      /s/ Stanley A. Kaplan
-----------------------------------             SEAL
                                                Stanley A. Kaplan
                                                Notary Public, State of New York


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


                            CERTIFICATE OF AMENDMENT
                                     of the
                          CERTIFICATE OF INCORPORATION
                                       of
                                SSI CAPITAL CORP.

     Under Section 805 of the Business Corporation Law The undersigned, being the president and secretary of Saratoga Standardbreds, Inc., do hereby certify and set forth:

     1. The name of the corporation is: SSI CAPITAL CORP.

     2. The Certificate of Incorporation of the corporation was filed in the office of the Department of State of the State of New York on January 30, 1981. A Certificate of Amendment to the Certificate of Incorporation was filed in the office of the Department of State of the State of New York on July 13, 1981. A Restated Certificate of Incorporation was filed in the office of the Department of State of the State of New York on March 3, 1982. A Certificate of Amendment to the Certificate of Incorporation was filed in the office of the Department of State of the State of New York on September 4, 1986. A Certificate of Amendment to the Certificate of Incorporation was filed in the office of the Department of State of the State of New York on October 3, 1991. An Amended and Restated Certificate of Incorporation is intended to be filed in the office of the Department of State of the State of New York immediately prior to the filing of this Certificate of Amendment.

     3. No change is being made in the authorized shares of the corporation.

     4. There are no Preferred Shares issued or outstanding and there is no change being made in the authorized but unissued Preferred Shares of the corporation. The 17,494,629 issued and outstanding Common Shares of the corporation, each having a par value of $.001 per share, are changed into


EXHIBIT 2

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



1,749,463 Common Shares, each having a par value of $.001 per share, on the basis of one new share for each ten present Common Shares, provided however that in the event such conversion results in any shareholder receiving a fractional Common Share, such shareholder shall receive the next whole number of Common Shares. The 82,505,371 authorized but unissued Common Shares of the corporation, each having a par value of $.001 per share, are changed into 98,250,537 Common Shares, each having a par value of $.001 per share, on the basis of approximately 1.1908 new shares for each one present share. Any increase or reduction in the stated capital of the corporation resulting from the Restated Certificate of Incorporation will be accounted for by an increase or reduction in the corporation's capital share account and a reduction or increase in the Corporation's paid in capital account.


     5. This Amendment to the Certificate of Incorporation of the corporation was first authorized by the Board of Directors of the corporation on January 17, 1994 and followed by the affirmative vote of a majority of the shareholders of the corporation at a Special Meeting of Shareholders called for that purpose and held on April 11, 1994.

     IN  WITNESS  WHEREOF,   the  undersigned  have  executed  and  signed  this
certificate of amendment this 7th day of June 1994.


                                                   /s/ Edmond O'Donnell
                                                  ------------------------------
                                                  Edmond O'Donnell, President

                                                   /s/ Lawrence Kaplan
                                                  ------------------------------
                                                  Lawrence Kaplan, Secretary

                                      -12-
564900DK.8A
June 25, 1997

STATE OF NEW YORK )
                  ) SS.
COUNTY OF SUFFOLK )

     Edmond O'Donnell, being first duly sworn, deposes and says that he is the president of Saratoga Standardbreds, Inc., that he has read the foregoing certificate and knows the contents thereof and that the statements contained therein are true.


                                                 /s/ Edmond O'Donnell
                                                 -------------------------------
                                                 Edmond O'Donnell

Sworn to before me this 7th day of June, 1994.


                                                  SEAL
                                                  Stanley A. Kaplan
                                                  Notary Public

     /s/ Stanley A. Kaplan
-------------------------------------

                                      -13-
564900DK.8A
June 25, 1997